EXHIBIT 99.1

ADTRAN, Inc. Reports Preliminary Earnings for the Second Quarter 2019 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE) -- July 17, 2019 -- ADTRAN, Inc. (NASDAQ:ADTN) reported preliminary financial results for the second quarter 2019.

Preliminary Financial Results

The Company’s reported results for the quarter and year to date ended June 30, 2019 are preliminary due to the Company’s ongoing assessment of the reasonableness of its current and previously reported excess and obsolete inventory reserves (“E&O reserves”). The Company is working diligently to finalize its assessment and evaluate the materiality of adjustments to the reserve, if any, and determine the appropriate method of correction to its current and previously reported financial results, as necessary. In addition to assessing the reasonableness of its E&O reserves, the Company is also assessing inventory related internal control deficiencies which may result in the identification of material weaknesses. If material changes to our preliminary results do occur, an updated press release will be issued.

Quarterly Results

For the quarter, revenue was $156.4 million compared to $128.0 million for the second quarter of 2018. Net income is estimated to be $5.1 million compared to a net loss of $7.7 million for the second quarter of 2018. Earnings per share, assuming dilution, is estimated to be $0.11 compared to a loss per share of $0.16 for the second quarter of 2018. Non-GAAP net income is estimated to be $6.9 million compared to a net loss of $4.6 million for the second quarter of 2018. Non-GAAP earnings per share, assuming dilution, is estimated to be $0.14 compared to a loss per share of $0.10 for the second quarter of 2018. Non-GAAP earnings per share exclude stock-based compensation expense, acquisition related amortizations and other expenses, restructuring expenses, gain on bargain purchase of a business or other contingencies, amortization of pension actuarial losses, and a reimbursement from a claim settlement. The reconciliation between GAAP net income (loss) and earnings (loss) per share to non-GAAP net income (loss) and non-GAAP earnings (loss) per share is in the table provided.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “We are pleased with our continued progress and solid performance for the second quarter of 2019.  Revenue for the quarter grew 22% year-over-year and 9% over the previous quarter. Our execution continues to be strong across North America, LATAM, EMEA, and the Pacific Rim with diverse and well-balanced material revenue contributions from each of these regions.  This sustained progress underscores the Company’s global impact as we help our customers build their best networks.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2019. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on August 1, 2019. The ex-dividend date is July 31, 2019, and the payment date is August 15, 2019.

The Company confirmed that it will hold a conference call to discuss its second quarter preliminary results Thursday, July 18, 2019, at 9:30 a.m. Central Time. ADTRAN will webcast this conference call. To listen, simply visit the Investor Relations site at www.investors.adtran.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.investors.adtran.com or via email at investor.relations@adtran.com.

At ADTRAN, we believe amazing things happen when people connect. From the cloud edge to the subscriber edge, we help communications service providers around the world manage and scale services that connect people, places and things to advance human progress. Whether rural or urban, domestic or international, telco or cable, enterprise or residential—ADTRAN solutions optimize existing technology infrastructures and create new, multi-gigabit platforms that leverage cloud economics, data analytics, machine learning and open ecosystems—the future of global networking. Find more at ADTRAN, LinkedIn and Twitter.

This press release contains forward-looking statements, generally identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the impact of the Company’s assessment of its excess and obsolete inventory reserve on its current and previously reported financial results and internal control over financial reporting, the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2018. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

To provide additional transparency, we have disclosed non-GAAP operating income (loss) which has been reconciled to operating income (loss) and non-GAAP net income (loss) and non-GAAP adjusted earnings (loss) per share - basic and diluted which have been reconciled to net income (loss) and earnings (loss) per share - basic and diluted as reported based on Generally Accepted Accounting Principles in the United States (U.S. GAAP). These measures exclude certain items which management believes are not reflective of the ongoing operating performance of the business. We believe this information is useful in providing period-to-period comparisons of the results of our ongoing operations. Additionally, these measures are used by management in our ongoing planning and annual budgeting processes. The presentation of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share- basic and diluted, when combined with the U.S. GAAP presentation of operating income (loss), net income (loss), and net income (loss) per share is beneficial to the overall understanding of ongoing operating performance of the Company.

These measures are not in accordance with, or an alternative for, U.S. GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under U.S. GAAP. Our calculation of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted may not be comparable to similar measures calculated by other companies.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$106,817	$105,504
Short-term investments	30,888	3,246
Accounts receivable, net	116,661	99,385
Other receivables	24,984	36,699
Inventory, net(1)	96,379	99,848
Prepaid expenses and other current assets	8,909	10,744
Total Current Assets(1)	384,638	355,426

Property, plant and equipment, net	78,813	80,635
Deferred tax assets, net(1)	38,998	37,187
Goodwill	6,968	7,106
Intangibles, net	30,503	33,183
Other assets	13,820	5,668
Long-term investments	87,280	108,822
Total Assets(1)	$641,020	$628,027

Liabilities and Stockholders' Equity
Accounts payable	$63,827	$60,054
Bonds payable	25,600	1,000
Unearned revenue	12,910	17,940
Accrued expenses	14,331	11,746
Accrued wages and benefits	19,126	14,752
Income tax payable, net(1)	9,741	12,518
Total Current Liabilities	145,535	118,010

Non-current unearned revenue	4,265	5,296
Other non-current liabilities	44,181	33,842
Bonds payable	—	24,600
Total Liabilities	193,981	181,748

Stockholders' Equity(1)	447,039	446,279

Total Liabilities and Stockholders' Equity(1)	$641,020	$628,027

(1) Results are subject to change based on the Company’s ongoing assessment of the reasonableness of its excess and obsolete inventory reserve.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019		2018	2019		2018
Sales
Products	$139,167		$115,063	$264,989		$220,316
Services	17,224		12,985	35,193		28,538
Total Sales	156,391		128,048	300,182		248,854
Cost of Sales
Products(1)	78,916		69,629	149,650		138,241
Services	11,201		8,423	23,646		20,884
Total Cost of Sales(1)	90,117		78,052	173,296		159,125
Gross Profit(1)	66,274		49,996	126,886		89,729
Selling, general and administrative expenses	33,619		32,080	68,751		65,611
Research and development expenses	32,064		30,729	63,711		63,578
Gain on contingency	(1,230)		—	(1,230)		—
Operating Income (Loss)(1)	1,821		(12,813)	(4,346)		(39,460)
Interest and dividend income	692		913	1,283		1,779
Interest expense	(127)		(132)	(254)		(264)
Net investment gain	2,485		990	8,411		893
Other income (expense), net	(205)		(217)	650		(274)
Gain on bargain purchase of a business, net	—		—	—		11,322
Income (Loss) Before Provision for Income Taxes(1)	4,666		(11,259)	5,744		(26,004)
Benefit for income taxes(1)	385		3,589	77		7,520
Net Income (Loss)(1)	$5,051		$(7,670)	$5,821		$(18,484)

Weighted average shares outstanding – basic	47,802		47,856	47,792		48,043
Weighted average shares outstanding – diluted	48,036	(2)	47,856	47,939	(2)	48,043

Earnings (loss) per common share – basic(1)	$0.11		$(0.16)	$0.12		$(0.38)
Earnings (loss) per common share – diluted(1)	$0.11	(2)	$(0.16)	$0.12	(2)	$(0.38)

(1) Results are subject to change based on the Company’s ongoing assessment of the reasonableness of its excess and obsolete inventory reserve.

(2) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Income (Loss)(1)	$5,051	$(7,670)	$5,821	$(18,484)
Other Comprehensive Income (Loss), net of tax
Net unrealized gains (losses) on available-for-sale securities	107	104	292	(3,308)
Defined benefit plan adjustments	150	5	271	67
Foreign currency translation	540	(3,424)	(620)	(2,582)
Other Comprehensive Income (Loss), net of tax	797	(3,315)	(57)	(5,823)
Comprehensive Income (Loss), net of tax(1)	$5,848	$(10,985)	$5,764	$(24,307)

(1) Results are subject to change based on the Company’s ongoing assessment of the reasonableness of its excess and obsolete inventory reserve.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)(1)	$5,821	$(18,484)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,912	7,526
Amortization of net premium on available-for-sale investments	(57)	20
Net gain on long-term investments	(8,411)	(893)
Net loss on disposal of property, plant and equipment	58	68
Gain on contingency	(1,230)	—
Gain on bargain purchase of a business	—	(11,322)
Stock-based compensation expense	3,313	3,603
Deferred income taxes(1)	(1,844)	(16,384)
Changes in operating assets and liabilities:
Accounts receivable, net	(17,282)	66,931
Other receivables	11,679	9
Inventory, net(1)	3,346	2,063
Prepaid expenses and other assets	4,714	10,157
Accounts payable, net	5,017	683
Accrued expenses and other liabilities	637	2,008
Income tax payable(1)	(2,658)	6,945
Net cash provided by operating activities(1)	12,015	52,930

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,306)	(4,183)
Proceeds from sales and maturities of debt and equity investments	24,306	86,436
Purchases of debt and equity investments	(21,544)	(89,801)
Acquisition of business	13	(7,806)
Net cash used in investing activities	(1,531)	(15,354)

Cash flows from financing activities:
Proceeds from stock option exercises	526	369
Purchases of treasury stock	(184)	(12,774)
Dividend payments	(8,604)	(8,679)
Net cash used in financing activities	(8,262)	(21,084)

Net increase in cash and cash equivalents	2,222	16,492
Effect of exchange rate changes	(909)	(2,606)
Cash and cash equivalents, beginning of period	105,504	86,433

Cash and cash equivalents, end of period	$106,817	$100,319

Supplemental disclosure of non-cash investing activities:
Purchases of property, plant and equipment included in accounts payable	$205	$209

(1) Results are subject to change based on the Company’s ongoing assessment of the reasonableness of its excess and obsolete inventory reserve.

Supplemental Information

Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (Loss)

(Unaudited)

	Three Months ended June 30,				Six Months ended June 30,
	2019		2018		2019		2018
Operating Income (Loss)(1)	$1,821		$(12,813)		$(4,346)		$(39,460)
Acquisition related expenses, amortizations and adjustments	1,506	(2)	1,142	(8)	3,003	(11)	1,725	(14)
Stock-based compensation expense	1,454	(3)	1,784	(9)	3,313	(12)	3,603	(15)
Restructuring expenses	1,400	(4)	1,025	(10)	3,463	(13)	6,975	(16)
Deferred compensation income (expense)	683	(5)	132	(5)	2,807	(5)	(254)	(5)
Gain on contingency	(1,230)	(6)	—		(1,230)	(6)	—
Settlement income	(746)	(7)	—		(746)	(7)	—
Non-GAAP Operating Income (Loss)(1)	$4,888		$(8,730)		$6,264		$(27,411)

(1) Results are subject to change based on the Company’s ongoing assessment of the reasonableness of its excess and obsolete inventory reserve.

(2) $0.4 million is included in total cost of sales, $0.6 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the consolidated statements of income.

(3) $0.1 million is included in total cost of sales, $0.7 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(4) $0.1 million is included in total cost of sales, $0.7 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the consolidated statements of income.

(5) Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees (as amended and restated as of June 1, 2010) per ASU 2016-01, all of which is included in selling, general and administrative expenses on the consolidated statement of income.

(6) Includes gain related to unearned contingent liabilities recognized upon the acquisition of a business in November 2018.

(7) Includes income related to certain freight forwarder claim settlements which were received during the three months ended June 30, 2019, all of which is included in total cost of sales on the consolidated statements of income.

(8) $0.4 million is included in total cost of sales, $0.3 million is included in selling, general and administrative expenses and $0.4 million is included in research and development expenses on the consolidated statements of income.

(9) $0.1 million is included in total cost of sales, $1.0 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(10) $0.4 million is included in total cost of sales and $0.6 million is included in selling, general and administrative expenses on the consolidated statements of income.

(11) $0.9 million is included in total cost of sales, $1.1 million is included in selling, general and administrative expenses and $1.0 is included in research and development expenses on the consolidated statements of income.

(12) $0.2 million is included in total cost of sales, $1.7 million is included in selling, general and administrative expenses and $1.4 million is included in research and development expenses on the consolidated statements of income.

(13) $0.7 million is included in total cost of sales, $1.5 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the consolidated statements of income.

(14) $0.5 million is included in total cost of sales, $0.6 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(15) $0.2 million is included in total cost of sales, $2.0 million is included in selling, general and administrative expenses and $1.4 million is included in research and development expenses on the consolidated statements of income.

(16) $2.8 million is included in total cost of sales, $2.4 million is included in selling, general and administrative expenses and $1.8 million is included in research and development expenses on the consolidated statements of income.

Reconciliation of Net Income (Loss) and Earnings (Loss) per Common Share – Basic and Diluted to Non-GAAP

Net Income (Loss) and Non-GAAP Earnings (Loss) per Common Share – Basic and Diluted

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2019	2018	2019	2018
Net Income (Loss)(1)	$5,051	$(7,670)	$5,821	$(18,484)
Acquisition related expenses, amortizations and adjustments	1,506	1,142	3,003	1,725
Stock-based compensation expense	1,454	1,784	3,313	3,603
Restructuring expenses	1,400	1,025	3,463	6,975
Pension expense(2)	199	62	402	126
Gain on contingency	(1,230)	—	(1,230)	—
Settlement income	(746)	—	(746)	—
Gain on bargain purchase of a business	—	—	—	(11,322)
Tax effect of adjustments to net income (loss)	(714)	(927)	(2,238)	(3,033)
Non-GAAP Net Income (Loss)(1)	$6,920	$(4,584)	$11,788	$(20,410)

Weighted average shares outstanding – basic	47,802	47,856	47,792	48,043
Weighted average shares outstanding – diluted	48,036	47,856	47,939	48,043

Earnings (loss) per common share - basic(1)	$0.11	$(0.16)	$0.12	$(0.38)
Earnings (loss) per common share - diluted(1)	$0.11	$(0.16)	$0.12	$(0.38)

Non-GAAP earnings (loss) per common share - basic(1)	$0.14	$(0.10)	$0.25	$(0.42)
Non-GAAP earnings (loss) per common share - diluted(1)	$0.14	$(0.10)	$0.25	$(0.42)

(1) Results are subject to change based on the Company’s ongoing assessment of the reasonableness of its excess and obsolete inventory reserve.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.